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As filed with the Securities and Exchange Commission on May 24, 2006

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERLINE BRANDS, INC.	INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)
Delaware	New Jersey
(State or other jurisdiction of incorporation or organization)
03-0542659	22-2232386
(I.R.S. Employer Identification No.)
801 West Bay Street Jacksonville, Florida 32204 (904) 421-1400	801 West Bay Street Jacksonville, Florida 32204 (904) 421-1400
(Address, including zip code, and telephone number, including area code of registrants' principal executive offices)

Laurence W. Howard, Esq.
Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204
(904) 421-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this registration statement, as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee(1)
Interline Brands, Inc., a Delaware corporation:

Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares(2)
Debt Securities
Warrants(3)
Guarantees of Debt Securities(4)
Purchase Contracts(5)
Units(6)

Interline Brands, Inc., a New Jersey corporation:

Debt Securities
Guarantees of the Debt Securities(4)

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion or redemption of, or in exchange for, or upon exercise of, convertible, redeemable or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

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(2)
Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3)
Each warrant will represent rights to purchase debt securities, preferred stock, common stock or depositary shares registered hereunder.

(4)
No separate consideration will be received for the guarantees.

(5)
Each purchase contract of the registrant obligates the registrant to sell, and the holders thereof to purchase, an indeterminate amount of one or more securities being registered hereunder or government securities.

(6)
Each unit consists of any combination of two or more of the securities being registered hereby.

TABLE OF ADDITIONAL REGISTRANTS

        The following direct and indirect subsidiaries of Interline Brands, Inc., a Delaware corporation, may guarantee certain of the debt securities and are co-registrants under this registration statement:

Name of co-registrant	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Wilmar Holdings, Inc.	Delaware	52-2056435
Wilmar Financial, Inc.	Delaware	52-2056437
Glenwood Acquisition LLC	Delaware	N/A

        The address of each of the foregoing registrants is 801 West Bay Street, Jacksonville, Florida 32204 and the phone number is (904) 421-1400.

PROSPECTUS

INTERLINE BRANDS, INC.
a Delaware corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants,
Guarantees, Purchase Contracts and Units

INTERLINE BRANDS, INC.
a New Jersey corporation
and a wholly-owned subsidiary of Interline Brands

Debt Securities and Guarantees

        We, Interline Brands, Inc., a Delaware corporation ("Interline Brands"), from time to time may use this prospectus to offer to sell:

  •
  shares of common stock;

  •
  shares of preferred stock;

  •
  depositary shares representing an interest in a fractional share or multiple shares of preferred stock evidenced by a depositary receipt;

  •
  debt securities, which may consist of debentures, notes or other types of debt;

  •
  warrants to purchase debt securities, preferred stock, common stock or depositary shares, or any combination of them;

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  guarantees of the debt securities of Interline Brands, Inc. a New Jersey corporation and our wholly-owned principal operating subsidiary ("Interline New Jersey");

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  purchase contracts, which obligate Interline Brands to sell, and the holders thereof to purchase, an indeterminate number of debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants of Interline Brands or government securities; and

  •
  units consisting of any combination of two or more of the securities being registered hereby.

        Certain stockholders of Interline Brands (the "selling stockholders") from time to time may use this prospectus to offer to sell shares of common stock.

        Interline New Jersey from time to time may use this prospectus to offer to sell:

  •
  debt securities, which may consist of debentures, notes or other types of debt; and

  •
  guarantees of the debt securities of Interline Brands.

        In addition, some of our direct and indirect subsidiaries may guarantee our or Interline New Jersey's debt securities offered under this prospectus. Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "IBI." Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.

        Each time we, Interline New Jersey or the selling stockholders offer securities, we will provide specific terms of any offering in supplements to this prospectus or in documents that we incorporate by reference into this prospectus. The prospectus supplements or documents that we incorporate by reference may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement or documents we incorporate by reference carefully before you invest.

        We, Interline New Jersey or the selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us, Interline New Jersey or the selling stockholders from the sale of securities also will be set forth in the applicable prospectus supplement.

        Investing in the securities offered by this prospectus involves risks that are described in the "Risk Factors" section beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2006.

i

ABOUT THIS PROSPECTUS

        Reference in this prospectus to "we," "us," "our" and "Interline Brands" are to Interline Brands, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Reference to "Interline New Jersey" are to Interline Brands, Inc., a New Jersey corporation and our wholly-owned principal operating subsidiary. For more information see "The Companies."

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). We have omitted certain parts of the registration statement from the prospectus in accordance with the rules and regulations of the SEC. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website, http://www.interlinebrands.com, under "Investor Relations—SEC filings." Information contained in our Internet website does not constitute a part of this prospectus.

        By using a shelf registration statement, we, Interline New Jersey or the selling stockholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we, Interline New Jersey or the selling stockholders sell securities, we will provide specific information about the terms of those securities in a prospectus supplement or a separate filing made with the SEC that we incorporate by reference. The prospectus supplement or supplemental filing that is incorporated by reference may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or supplemental filing that is incorporated by reference, together with the additional information described below under the heading "Incorporation By Reference".

        We, Interline New Jersey and the selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any document that is filed by each of Interline Brands and Interline New Jersey with the SEC at the SEC's Public Reference Room, 100 F. Street, N.E., Washington D.C. 20549. Copies of such information filed with the SEC may be obtained at prescribed rates from the Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain such SEC filings from the SEC's website at http://www.sec.gov. Materials that Interline Brands has filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-32380). These documents contain important information about us.

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  Our Annual Report on Form 10-K for the year ended December 30, 2005;

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  Our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2006;

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  Our Current Reports on Form 8-K filed with the SEC on March 17, 2006 and May 15, 2006; and

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  All other documents filed by Interline Brands pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering.

        You should rely only on the information contained in this document or that information to which this prospectus has referred you by reference. We have not authorized anyone to provide you with any additional information.

        Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference into the registration statement), by requesting them in writing or by telephone at the following address:

Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204
Telephone: (904) 421 1400
Attention: Corporate Secretary

        Except as provided above, no other information, including information on our web site, is incorporated by reference into this prospectus.

THE COMPANIES

  Interline Brands

        We are a leading national distributor and direct marketer of specialty maintenance, repair and operations, or "MRO," products. We stock over 50,000 plumbing, electrical, hardware, security hardware, heating, ventilation and air conditioning and other MRO products and sell to approximately 160,000 active customer accounts. Our products are primarily used for the repair, maintenance, remodeling and refurbishment of properties and non-industrial facilities. We are able to realize higher operating margins by focusing on repair, maintenance, remodeling and refurbishment customers, who generally make smaller, more frequent purchases and require high levels of service. Our diverse customer base includes facilities maintenance customers, which consist of multi-family housing, educational, lodging and health care facilities; professional contractors who primarily repair and maintain properties and non-industrial facilities; and specialty distributors, including plumbing and hardware retailers. Our customers range in size from individual contractors and independent hardware stores to apartment management companies and national purchasing groups.

        We market and sell our products primarily through nine distinct and targeted brands, each of which is nationally recognized in the markets we serve for providing premium products at competitive prices with reliable same-day or next-day delivery. Wilmar, Sexauer and Maintenance USA brands generally serve our facilities maintenance customers; Barnett, U.S. Lock, Sun Star and Copperfield brands generally serve our professional contractor customers; Hardware Express and AF Lighting brands generally serve our specialty distributors customers. Our multi-brand operating model, which we believe is unique in the industry, allows us to use a single platform to deliver tailored products and services to meet the individual needs of each respective customer group served. We reach our markets using a variety of sales channels, including a sales force of approximately 400 field sales representatives, over 370 telesales and customer service representatives, a direct marketing program of approximately five million pieces annually, brand-specific websites and a national accounts sales program. We deliver our products through our network of 53 regional distribution centers, 22 professional contractor showrooms located throughout the United States and Canada, a national distribution center, or "NDC", in Nashville, Tennessee, 15 vendor managed inventory locations at large professional contractor customer locations and a dedicated fleet of trucks. Our broad distribution network allows us the ability to provide reliable, same-day or next-day delivery service to 98% of the U.S. population.

        We were incorporated as a Delaware corporation, and as a result of a reincorporation merger in connection with our initial public offering in December 2004, we became the sole shareholder of Interline New Jersey. We are a holding company whose principal asset is the capital stock of Interline New Jersey.

  Interline New Jersey

        Interline New Jersey is the principal operating subsidiary of Interline Brands. Interline New Jersey originally conducted its business through Wilmar Industries, Inc., a New Jersey corporation incorporated in 1978, and initially focused on marketing and distributing MRO products to multi-family housing facilities. In January 1996, Wilmar Industries successfully completed an initial public offering. From 1996 through 1999, it acquired several MRO distribution companies, including the Sexauer Group. In May 2000, an investor group acquired Wilmar in a buy-out of the public shareholders of Wilmar pursuant to a going-private merger and recapitalization transaction. In September 2000, Wilmar completed its acquisition of Barnett Inc., and in June 2001, Wilmar was renamed Interline Brands, Inc.

  Recent Developments

        On May 23, 2006, we entered into an agreement to acquire substantially all of the assets of American Sanitary Incorporated, a leading national distributor of janitorial and sanitary supplies, for a cash purchase price of $127.5 million, subject to working capital and other closing adjustments. The acquisition is expected to close in July 2006, subject to customary closing conditions. We have received debt financing commitments to fund the acquisition. We also expect to refinance our existing indebtedness, including the 11 1/2% senior subordinated notes due 2011, or the "11.5% notes," of Interline New Jersey.

RISK FACTORS

        An investment in the securities offered by this prospectus involves risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, in any prospectus supplement or in our filings with the SEC, which are incorporated by reference into this prospectus, before making an investment in the securities. Any of the risk factors we describe below could adversely affect our business, results of operations and financial condition and could result in a loss of your investment. Certain statements in "Risk Factors" are forward-looking statements. See "Forward-Looking Statements."

Risks Relating to Our Business

Disruption in our information technology system could significantly lower our revenues and profitability.

        Our operations are dependent upon our information technology system that encompasses all of our major business functions. We rely upon our information technology system to manage and replenish inventory, to fill and ship customer orders on a timely basis and to coordinate our sales and marketing activities across all of our brands. We believe that our information technology system plays a key role in our ability to achieve operating and financial efficiencies. Any substantial disruption of our information technology system for any prolonged time period could result in delays in receiving inventory and supplies or filling customer orders and, accordingly, could significantly lower our revenues and profitability.

Disruption in our national distribution center could significantly lower our revenues and profitability.

        We currently maintain a national distribution center located in Nashville, Tennessee, which is essential to the efficient operation of our national distribution network. Any serious disruption to this distribution center due to fire, earthquake, act of terrorism or any other cause could damage a significant portion of our inventory and could materially impair our ability to distribute our products to our customers. In addition, we could incur significantly higher costs and longer lead times associated with distributing our products to our customers during the time that it takes for us to reopen or replace the center. As a result, any such disruption could significantly lower our revenues and profitability.

We operate in a highly competitive industry and if we are unable to compete successfully we could lose customers and our sales may decline.

        The MRO product distribution industry is highly competitive. We face significant competition from national and regional distributors which market their products through the use of direct sales forces as well as direct marketing and catalogs. In addition, we face competition from traditional channels of distribution such as retail outlets, small dealerships and large warehouse stores and from buying groups formed by smaller distributors, Internet-based procurement service companies, auction businesses and trade exchanges. We expect that new competitors may develop over time as Internet-based enterprises become more established and reliable and refine their service capabilities.

        In addition, the MRO product distribution industry is undergoing changes driven by industry consolidation and increased customer demands. Traditional MRO product distributors are consolidating operations and acquiring or merging with other MRO product distributors to achieve economies of scale and increase efficiency. For example, two of our competitors, Hughes Supply and Hughes MRO, have agreed to be acquired by Home Depot, which is our competitor as well. This consolidation trend could cause the industry to become more competitive and make it more difficult for us to maintain our operating margins.

        Competition in our industry is primarily based upon product line breadth, product availability, service capabilities and price. To the extent that existing or future competitors seek to gain or retain market share by reducing price or by increasing support service offerings, we may be required to lower our prices or to make additional expenditures for support services, thereby reducing our profitability.

Slowdowns in general economic activity and other unforeseen events may detrimentally impact our customers and thereby significantly reduce our revenues and profitability.

        The MRO product distribution industry is affected by changes in economic conditions outside our control, including national, regional and local slowdowns in general economic activity and job markets, which can result in increased vacancies in the residential rental housing market and a general decrease in product demand from professional contractors and specialty distributors. For example, the slowdown in economic activity during 2002 and 2003 resulted in less apartment unit refurbishment and renovation which reduced demand for our products and depressed revenue growth. Economic slowdowns, adverse economic conditions or cyclical trends in our customer markets and other unforeseen events, such as terrorist attacks or armed hostilities, could negatively affect our industry or the industries in which our customers operate and significantly reduce our revenues and profitability.

Loss of key suppliers, lack of product availability or loss of delivery sources could decrease our revenues and profitability.

        We believe our ability to offer a combination of well-recognized product lines and high-quality, low-priced private label product lines has been a significant factor in attracting and retaining many of our customers and is one of our core competitive strengths. Our ability to offer a wide variety of products to our customers is dependent upon our ability to obtain adequate product supply from manufacturers or other suppliers. While in many instances we have agreements, including supply chain agreements, with our suppliers, these agreements are generally terminable by either party on limited notice. The loss of, or a substantial decrease in the availability of, products from our suppliers, or the loss of our key supplier agreements, could cause our revenues and profitability to decrease. In addition, supply interruptions could arise from shortages of raw materials, labor disputes or weather conditions affecting products or shipments, transportation disruptions or other factors beyond our control. Loss of a key foreign supplier could disrupt our supply chain for approximately 60 to 90 days, or longer, and loss of key suppliers from an individual country could result in disruptions of approximately 120 to 150 days, or longer. Short and long term disruptions in our supply chain would result in higher inventory levels as we replace similar product domestically, a higher cost of product and ultimately a decrease in our revenues and profitability. A disruption in the timely availability of our product by our key suppliers could result in a decrease in our revenues and profitability.

        Our ability to both maintain our existing customer base and to attract new customers is dependent in many cases upon our ability to deliver products and fulfill orders in a timely and cost-effective manner. To ensure timely delivery of our products to our customers, we frequently rely on third parties, including couriers such as UPS and other national shippers as well as various local and regional trucking contractors. Outsourcing this activity generates a number of risks, including decreased control over the delivery process and service timeliness and quality. Any sustained inability of these third parties to deliver our products to our customers could result in the loss of customers or require us to seek alternative delivery sources, if they are available, which may result in significantly increased costs and delivery delays. Furthermore, the need to identify and qualify substitute service providers or increase our internal capacity could result in unforeseen operations problems and additional costs. Moreover, if customer demand for our products increase, we may be unable to secure sufficient additional capacity from our current service providers, or others, on commercially reasonable terms, if at all.

In some cases we are dependent on long supply chains, which may subject us to interruptions in the supply of many of the products that we distribute.

        A significant portion of the products that we distribute is imported from foreign countries, including China. We are thus dependent on long supply chains for the successful delivery of many of our products. The length and complexity of these supply chains make them vulnerable to numerous risks, many of which are beyond our control, which could cause significant interruptions or delays in delivery of our products. Factors such as labor disputes, currency fluctuations, changes in tariff or import policies, severe weather or terrorist attacks or armed hostilities may disrupt these supply chains. We expect more of our name brand and private label products will be imported in the future, which will further increase these risks. A significant interruption in our supply chains caused by any of the above factors could result in increased costs or delivery delays and result in a decrease in our revenues and profitability.

Fluctuations in the cost of raw materials, fuel prices or in currency exchange rates could significantly reduce our revenues and profitability.

        As a distributor of manufactured products, our profitability is tied to the prices we pay to the manufacturers from which we purchase our products and to the cost of transporting the products to us and our customers. The price that our suppliers charge us for our products is dependent in part upon the availability and cost of the raw materials used to produce those products. Such raw materials are often subject to price fluctuations, frequently due to factors beyond our control, including changes in supply and demand, general U.S. and international economic conditions, labor costs, competition and government regulations. Transportation prices are significantly dependent on fuel prices, which generally change due to factors beyond our control, such as changes in worldwide demand, disruptions in supply, changes in the political climate in the Middle East and other regions and changes in government regulations. Fluctuations in fuel prices may increase our costs and significantly reduce our revenues and profitability.

        In addition, many of our suppliers price their products in currencies other than the U.S. dollar or incur costs of production in non-U.S. currencies. Accordingly, depreciation of the U.S. dollar against foreign currencies could increase the price we pay for these products. For example, a substantial portion of our products are sourced from suppliers in China. On July 21, 2005, the People's Bank of China announced that the Yuan will no longer be pegged to the U.S. dollar, but will be allowed to float in a band (and, to a limited extent, increase in value) against a basket of foreign currencies, a move that increases the risk that Chinese-sourced products could become more expensive for us. Adverse currency fluctuations and increases in the costs of raw materials, such as copper prices, have occurred in the past and have impacted our operating results. If currency or fuel price fluctuations or cost increases recurred in the future and were prolonged, our revenues and profitability could be significantly diminished.

The loss of any of our significant customers could significantly reduce our revenues and profitability.

        Our 10 largest customers generated approximately $14.0 million, or 6.2% of our sales in the three months ended March 31, 2006, and our largest customer accounted for approximately 2.8% of our sales in the three months ended March 31, 2006. The loss of one or more of our significant customers or deterioration in our relations with any of them could significantly reduce our revenues and profitability.

We may not be able to facilitate our growth strategy by identifying or completing transactions with attractive acquisition candidates, which could impede our revenues and profitability.

        Our acquisitions of Barnett in 2000, Florida Lighting in 2003, and Copperfield in 2005 have contributed significantly to our growth. An important element of our growth strategy is to continue to seek additional businesses to acquire in order to add new customers within our existing markets and to acquire brands in new markets. We cannot assure you that we will be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates at favorable prices and upon advantageous terms and conditions. Furthermore, we believe that our industry is currently in a process of consolidation, and competition for attractive acquisition candidates is therefore likely to escalate, thereby limiting the number of acquisition candidates or increasing the overall costs of making acquisitions. Difficulties we may face in identifying or completing acquisitions could impede our revenue growth and profitability.

We cannot assure you that we will be able to successfully complete the integration of future acquisitions or manage other consequences of our acquisitions, which could impede our ability to remain competitive and, ultimately, our revenues and profitability.

        Acquisitions involve significant risks and uncertainties, including difficulties integrating acquired personnel and other corporate cultures into our business, the potential loss of key employees, customers or suppliers, the assumption of liabilities and exposure to unforeseen liabilities of acquired companies, the difficulties in achieving target synergies and the diversion of management attention and resources from existing operations. Although we have been successful in the past in integrating acquisitions, we may not be able to fully integrate the operations of future acquired businesses with our own in an efficient and cost-effective manner or without significant disruption to our existing operations. We may also be required to incur additional debt in order to consummate acquisitions in the future, such debt may be substantial and may limit our flexibility in using our cash flow from operations. Our failure to integrate future acquired businesses effectively or to manage other consequences of our acquisitions, including increased indebtedness, could impede our ability to remain competitive and, ultimately, our revenues and profitability.

We may be unable to retain senior executives and attract and retain other qualified employees which might hinder our growth and could impede our ability to run our business and potentially reduce our revenues and profitability.

        Our success depends in part on our ability to attract, hire, train and retain qualified managerial, sales and marketing personnel. We face significant competition for these types of personnel in our industry. We may be unsuccessful in attracting and retaining the personnel we require to conduct and expand our operations successfully and, in such an event, our revenues and profitability could decline. In addition, key personnel may leave us and compete against us. Our success also depends to a significant extent on the continued service of our senior management team. The loss of any member of our senior management team or other qualified employees could impair our ability to execute our business plan and growth strategy, cause us to lose customers and reduce our net sales, or lead to employee morale problems and/or the loss of key employees.

We may not be able to protect our trademarks, which could diminish the strength of our trademarks or limit our ability to use our trademarks and, accordingly, undermine our competitive position.

        We believe that our trademarks are important to our success and our competitive position. For instance, we market and sell products primarily through nine distinct and targeted brands: Wilmar®, Sexauer®, Maintenance USA®, Barnett®, Hardware Express®, U.S. Lock®, SunStar®, Copperfield™ and AF Lighting™. We believe many of our customers have developed strong consumer loyalty to these targeted brands. Accordingly, we devote resources to the establishment and protection of our trademarks, including with respect to our brand names and our private product labels. However, the actions we have taken may be inadequate to prevent imitation of our brands and concepts by others or to prevent others from claiming violations of their trademarks and proprietary rights by us. In addition, others may assert rights in our trademarks. Our exclusive rights to our trademarks are subject to the common law rights of any other person who began using the trademark (or a confusingly similar mark) prior to the date of federal registration. Future actions by third parties may diminish the strength of our trademarks or limit our ability to use our trademarks and, accordingly, undermine our competitive position.

We could face potential product quality and product liability claims relating to the products we distribute, which could result in a decline in revenues and profitability and negatively impact customer confidence.

        We rely on manufacturers and other suppliers to provide us with the products we sell and distribute. As we do not have direct control over the quality of the products manufactured or supplied by such third party suppliers, we are exposed to risks relating to the quality of the products we distribute. It is possible that inventory from a manufacturer or supplier could be sold to our customers and later be alleged to have quality problems or to have caused personal injury, subjecting us to potential claims from customers or third parties. The risk of claims may be greater with respect to our private label products, as these products are customarily manufactured by third party suppliers outside the United States, particularly in China. We have been subject to claims in the past, which have been resolved without material financial impact. While we currently maintain insurance coverage to address these types of liabilities, we cannot assure you that we will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant time periods, regardless of the ultimate outcome. An unsuccessful product liability defense could be very costly and, accordingly, result in a decline in revenues and profitability. In addition, the interpretations of some laws, regulations and rules are not always uniform because a number of Chinese laws and regulations are relatively new and the Chinese legal system is still evolving. Such uncertainties with respect to the Chinese legal system may adversely affect us in resolving claims arising from our private label products manufactured in China. Finally, even if we are successful in defending any claim relating to the products we distribute, claims of this nature could negatively impact customer confidence in our products and our company.

Risks Relating to Debt Securities

Interline Brands is a holding company, and our only material source of cash is dividends and distributions from Interline New Jersey.

        We are a holding company with no material business operations of our own. Our most significant asset is the capital stock of Interline New Jersey. We conduct virtually all of our business operations through Interline New Jersey. Accordingly, our only material sources of cash are dividends and distributions with respect to our ownership interests in Interline New Jersey that are derived from the earnings and cash flow generated by Interline New Jersey. Our ability to pay principal and interest on any debt securities depends in part on the ability of Interline New Jersey to declare and distribute dividends or to advance money to us. The debt instruments of Interline New Jersey, primarily the credit facility and the indenture governing the terms of the 11.5% notes contain significant restrictions on the payment of dividends and distributions to us by Interline New Jersey. Accordingly, if our financial condition were to deteriorate, we may encounter difficulty in meeting our debt obligations.

        As a result of our holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of Interline New Jersey, all of its creditors would be entitled to payment in full out of its assets before we, as shareholder, would be entitled to any payment. Interline New Jersey would have to pay its direct creditors in full before our creditors, including holders of common stock, preferred stock or debt securities of Interline Brands, could receive any payment from Interline New Jersey's assets.

Our indebtedness may limit our cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations.

        As of March 31, 2006, our total indebtedness was $292.1 million, of which $10.3 million was outstanding in the form of letters of credit. We had approximately $89.7 million in additional revolving loan availability under the $100.0 million revolving loan facility of Interline New Jersey. Our indebtedness could have important consequences, including:

  •
  our debt could limit our ability to obtain additional financing on satisfactory terms in the future for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, which will reduce the funds available to us for our operations;

  •
  some of our debt is, and will continue to be, at variable rates of interest, which may result in higher interest expense in the event of increases in interest rates;

  •
  our debt could limit our flexibility in planning for, or reacting to, changes in our business or our industry;

  •
  our debt may potentially place us at a competitive disadvantage to the extent we are more highly leveraged than some of our competitors;

  •
  our debt could make it more difficult for us to satisfy our obligations under our credit facility, exposing us to the risk of default on our secured debt, which could result in a foreclosure on our assets, and in turn negatively affect our ability to operate as a going concern;

  •
  our failure to comply with the financial and other restrictive covenants in the documents governing our indebtedness could result in an event of default that, if not cured or waived, could harm our business or prospects and could result in our filing for bankruptcy; and

  •
  our debt may make us more vulnerable to a further downturn in the economy, our industry or our business.

        Our level of indebtedness increases the possibility that we may be unable to generate sufficient cash to pay when due the principal of, interest on or other amounts due in respect of our indebtedness. In addition, we may incur additional debt from time to time to finance strategic acquisitions, investments or for other purposes, subject to the restrictions contained in the documents governing our indebtedness. If we incur additional debt, the risks associated with our leverage, including our ability to service our debt, would increase. We cannot be certain that our earnings will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have sufficient earnings, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee we will be able to do. Our ability to incur additional debt will be limited by the terms and conditions of the credit facility and the 11.5% notes of Interline New Jersey.

Despite our level of indebtedness, we may be able to incur substantially more debt. This could further exacerbate the risks described above.

        We may be able to incur significant additional indebtedness in the future. Although the indenture governing the 11.5% notes of Interline New Jersey and the credit agreement governing the credit facility of Interline New Jersey contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Specifically, the indenture permits us to incur all the indebtedness provided for in our revolving loan facility. Furthermore, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness, as defined in the applicable agreement. To the extent new debt is added to our current debt levels, the substantial leverage risks described above would increase.

The terms of the credit facility of Interline New Jersey and the indenture governing the 11.5% notes of Interline New Jersey may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

        The credit facility and the indenture governing the 11.5% notes of Interline New Jersey contain, and any future indebtedness of ours or our subsidiaries would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

  •
  incur additional debt;

  •
  pay dividends and make other restricted payments;

  •
  create liens;

  •
  make investments;

  •
  engage in sales of assets and subsidiary stock;

  •
  enter into sale and leaseback transactions;

  •
  enter into transactions with affiliates;

  •
  transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

  •
  make capital expenditures.

        The credit facility of Interline New Jersey also requires us to maintain certain financial ratios, which become more restrictive over time. A failure by us to comply with the covenants or financial ratios contained in the credit facility could result in an event of default under the facility which could materially and adversely affect our operating results and our financial condition. In the event of any default under the credit facility, the lenders under the credit facility are not required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, require us to apply all of our available cash to repay these borrowings or prevent us from making debt service payments on the 11.5% notes, any of which could result in an event of default under the 11.5% notes. If the indebtedness under the credit facility of Interline New Jersey or the 11.5% notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory, and legislative and business factors, many of which are beyond our control. Our indebtedness under the credit facility bears interest at a variable rate.

        Historically, we have funded our debt service obligations and other capital requirements through internally generated cash flow and funds borrowed under our credit agreement. We expect our cash flow from operations and the loan availability under our credit agreement to be our primary sources of funds in the future. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

Risks Relating to the Guarantees

Subsidiary guarantees may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against a subsidiary as guarantor of any of our or Interline New Jersey's debt securities.

        If any subsidiary guarantor of debt securities of Interline Brands or Interline New Jersey becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the subsidiary's guarantee. A court might do so if it found that when the subsidiary entered into its guarantee or, in some states, when payments became due under the guarantee, the subsidiary received less than reasonably equivalent value or fair consideration and either:

  •
  was or was rendered insolvent;

  •
  was left with inadequate capital to conduct its business; or

  •
  believed or reasonably should have believed that it would incur debts beyond its ability to pay.

        The court might also void a guarantee, without regard to the above factors, if the court found that the subsidiary guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its subsidiary guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the debt securities. If a court were to void a guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay our debt securities may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceed the fair value of all property, or if the present fair value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

        Even if a subsidiary guarantee were to contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be deemed a fraudulent transfer, such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Risks Related to the Offering and Ownership of our Common Stock

Our stock price may be volatile and you may lose all or part of your investment.

        The market price of our common stock could fluctuate significantly, in which case you may not be able to resell your shares at or above the offering price at which we or the selling stockholders will sell our common stock. The market price of our common stock may fluctuate based on a number of factors in addition to those listed in this prospectus, including:

  •
  our operating performance and the performance of our competitors and other similar companies;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

  •
  changes in general economic conditions;

  •
  the number of shares to be publicly traded after each offering;

  •
  actions of our current stockholders, including sales of common stock by our directors and executive officers;

  •
  the arrival or departure of key personnel;

  •
  acquisitions, strategic alliances or joint ventures involving us or our competitors; and

  •
  other developments affecting us, our industry or our competitors.

        In addition, in recent years the stock market has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

Future sales of shares could depress our stock price.

        Sales of a substantial number of shares of our common stock, or the perception that a large number of shares will be sold, could depress the market price of our common stock.

Our certificate of incorporation and by-laws contain provisions that may discourage a takeover attempt and limit the price that investors may be willing to pay in the future for shares of our common stock.

        Provisions contained in our certificate of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our certificate of incorporation and by-laws impose various procedural and other requirements, which could make it more difficult for stockholders to effect some corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, without any vote or action by our stockholders. Thus our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. These rights may have the effect of delaying or deterring a change of control of our company. In addition, a change of control of our company may be delayed or deferred as a result of our having three classes of directors. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. See "Description of Capital Stock of Interline Brands" for additional information on the anti-takeover measures applicable to us.

We have not historically paid, and do not presently intend to pay, cash dividends.

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends on our common stock in the foreseeable future. In addition, the debt instruments of Interline New Jersey limit its ability to pay dividends to us. We intend to retain earnings to finance operations and the expansion of our business. Therefore, any gains from your investment in our common stock must come from an increase in its market price.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus or in any prospectus supplement or incorporated by reference into this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, any prospectus supplement or our filings with the SEC, which are incorporated by reference into this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

  •
  material facilities and systems disruptions and shutdowns;

  •
  the highly competitive nature of the maintenance, repair and operations distribution industry;

  •
  economic slowdowns;

  •
  general market conditions;

  •
  our ability to purchase products from suppliers on favorable terms;

  •
  the length of our supply chains;

  •
  fluctuations in the cost of raw materials and fuel prices;

  •
  currency exchange rates;

  •
  the loss of significant customers;

  •
  our ability to accurately predict market trends;

  •
  product cost and price fluctuations due to market conditions;

  •
  failure to locate, acquire and successfully integrate acquisition candidates;

  •
  dependence on key employees;

  •
  our inability to protect trademarks;

  •
  adverse publicity and litigation;

  •
  our level of debt;

  •
  interest rate fluctuations;

  •
  future cash flows;

  •
  changes in consumer preferences;

  •
  labor and benefit costs; and

  •
  the other factors described under "Risk Factors" and elsewhere in this prospectus, and in any prospectus supplement incorporated by reference into this prospectus.

        You should keep in mind that any forward-looking statement made by us in this prospectus, in any prospectus supplement, in our filings with the SEC, which are incorporated by reference into this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus, in any prospectus supplement, in our filings with the SEC, which are incorporated by reference into this prospectus, or elsewhere might not occur. Notwithstanding the foregoing, all information contained in this prospectus is materially accurate as of the date of this prospectus.

USE OF PROCEEDS

        Unless otherwise stated in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by Interline Brands or Interline New Jersey for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. We will not receive any proceeds from any sales of securities by the selling stockholders. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth Interline Brands' ratio of earnings to fixed changes and ratio of combined fixed charges and preference dividends to earnings for the periods indicated.

	Year Ended					Three Months Ended
	December 27, 2001	December 27, 2002	December 26, 2003	December 31, 2004	December 30, 2005	March 31, 2006
Ratio of earnings to fixed charges(1)	1.0	1.2	1.3	1.8	2.5	2.6
Ratio of earnings to combined fixed charges and preference dividends (or amount of deficiency of earnings available to cover the fixed charges and preference dividends, in thousands)(2)	(36,089)	(15,340)	(18,024)	1.0	2.5	2.6

(1)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations, plus fixed charges. Fixed charges consist of interest expense, plus discounts and capitalized expenses related to indebtedness, and our estimate of the interest within rental expense. Fixed charges exclude accrued dividends on the preferred stock of Interline New Jersey.

(2)
For purposes of computing the ratio of combined fixed changes and preference dividends to earnings, preference dividends consist of the pre-tax earnings that would be required to pay the accrued dividends on outstanding preferred stock of Interline New Jersey for each period. Since December 21, 2004, following a merger that occurred in connection with our initial public offering, all of the preferred stock of Interline New Jersey has been held by Interline Brands and is not included in preference dividends after such date.

DESCRIPTION OF CAPITAL STOCK OF INTERLINE BRANDS

        As of April 28, 2006, our authorized capital stock included 120,000,000 shares divided as follows: 20,000,000 shares of preferred stock, $0.01 par value per share, and 100,000,000 shares of common stock, $0.01 par value per share. At April 28, 2006, there were 32,204,192 shares of our common stock outstanding (excluding 16,477 shares held in treasury) and no shares of preferred stock outstanding.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in our assets legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

        We are authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.

        Our board of directors is expressly authorized to fix or determine whether each series of shares of preferred stock:

  (a)
  may have such voting rights or powers, full or limited, if any;

  (b)
  may be subject to redemption at such time or times and at such prices, if any;

  (c)
  may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any;

  (d)
  may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, Interline Brands, if any;

  (e)
  may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of Interline Brands (or any other securities of Interline Brands or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any;

  (f)
  may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any;

  (g)
  may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of Interline Brands or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Interline Brands or any subsidiary of, any outstanding shares of Interline Brands, if any;

  (h)
  may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and

  (i)
  may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in the certificate of designation or our board of directors resolution providing for the designation and issue of such shares of preferred stock.

        The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the certificate of designation or board of directors resolution that establishes a particular series of preferred stock in its entirety. We urge you to read the certificate of designation or board of directors resolution because it, and not the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of designation or board of directors resolution will be filed with the Secretary of State of the Delaware and with the SEC.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. We have no current plan to issue any shares of preferred stock.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

        The provisions of our certificate of incorporation and by-laws and of the Delaware General Corporation Law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Directors' Liability; Indemnification of Directors and Officers

        Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

  •
  for any breach of the duty of loyalty;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

  •
  for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases, or stock redemptions); or

  •
  for any transaction from which the director derived any improper personal benefit.

        This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Special Meetings of Stockholders

        Our by-laws provide that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board of directors. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting or to require that our board of directors request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings. In addition, our by-laws establish advance notice procedures for:

  •
  stockholders to nominate candidates for election as a director; and

  •
  stockholders to propose topics at stockholders' meetings.

        Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following our initial public offering, notice by the stockholder to be timely must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Amendment to Certain Certificate of Incorporation and By-Law Provisions

        Our certificate of incorporation provides that amendments to certain provisions of the certificate will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our voting stock, namely: the provisions requiring a 66 2/3% stockholder vote for removal of directors; the provisions requiring a 66 2/3% stockholder vote for the amendment, repeal or adoption of certain of our by-law provisions (described below); the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation; and the provisions prohibiting stockholder action by written consent except under certain circumstances.

        In addition, our certificate of incorporation and by-laws provide that our by-laws are subject to adoption, amendment or repeal either by (a) a majority of the members of our board of directors or (b) the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our voting stock. The 66 2/3% vote will allow the holders of a minority of our voting securities to prevent the holders of a majority or more of our voting securities from amending our by-laws.

Election and Removal of Directors

        Our board of directors is divided into three classes of directors. Each class should consists, as nearly as possible, of one-third of the directors constituting the entire board of directors. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders.

        This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

        Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors. Our directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of our voting stock.

Anti-Takeover Provisions of Delaware Law

        In general, Section 203 of the Delaware General Corporation Law prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied. Under our certificate of incorporation, we have opted out of the provisions of Section 203.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York.

DESCRIPTION OF DEPOSITARY SHARES OF INTERLINE BRANDS

        We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of preferred stock as described in the applicable prospectus supplement. The preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock of Interline Brands—Preferred Stock."

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

        The foregoing description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may be related. The foregoing summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the depositary agreement, including the form of depositary receipt, that will be filed with the SEC in connection with the offering of such depositary shares.

DESCRIPTION OF DEBT SECURITIES OF INTERLINE BRANDS

        We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. We refer to our senior debt indenture and our subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part. A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will, if not already included in the forms of indenture, be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

        The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

        The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

  •
  the title of the series of debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

  •
  the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which principal and premium, if any, on the debt securities will be payable;

  •
  the terms and conditions, if any, under which the debt securities may be converted into or exchanged for our common stock or other securities;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  •
  any covenants to which Interline Brands may be subject with respect to the debt securities;

  •
  the place or places where the debt securities may be exchanged or transferred;

  •
  the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

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  the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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  if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

  •
  if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

  •
  if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

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  if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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  the applicability of the provisions described in "—Defeasance and Covenant Defeasance" below;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

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  the events of default;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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  whether the debt securities shall have the benefit of any guarantee and, if so, the identity of the guarantor or guarantors and the terms and provisions applicable to any such guarantee;

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  any provisions relating to the satisfaction and discharge of the debt securities;

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  if we will issue the debt securities in whole or in part in the form of global securities; and

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  any other terms of the debt securities.

        The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Original issue discount securities will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any U.S. federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. We will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

        All money paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

        In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

        The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

        Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (all of which are subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global security.

        If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

        The information in this section concerning DTC and DTC's book entry system has been obtained from DTC.

Indentures

        Debt securities that will be senior debt will be issued under a senior indenture between us and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "senior debt indenture". Debt securities that will be subordinated debt will be issued under a subordinated indenture between us and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "subordinated debt indenture".

Subordination of Subordinated Debt Securities

        Any subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Interline Brands whether existing at the date of the subordinated debt indenture or subsequently incurred. Upon any payment or distribution of assets of Interline Brands to creditors upon any:

  •
  liquidation;

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  dissolution;

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  winding-up;

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  receivership;

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  reorganization;

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  assignment for the benefit of creditors;

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  marshaling of assets;

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  bankruptcy;

  •
  insolvency; or

  •
  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Interline Brands;

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

  •
  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

  •
  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

        "Debt" means, with respect to any person:

  •
  every obligation of such person for money borrowed;

  •
  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  •
  every obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities (or reimbursement obligations thereto) issued for the account of such person;

  •
  every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business in connection with the acquisition of goods or services;

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  every capital lease obligation of such person;

  •
  every obligation of others secured by a lien on any asset by such person;

  •
  every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

  •
  every obligation for claims in respect of derivative products.

        "Senior Debt" means the principal of, and premium, if any, and interest on Debt of Interline Brands, whether created, incurred or assumed on, before or after the date of the subordinated debt indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities described herein.

        The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by Interline Brands.

        The subordinated debt securities may have additional or different subordination provisions as are set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

  •
  we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and the relevant indenture; and

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  immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

        If we consolidate with or merge into any other corporation or entity or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

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  default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

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  default in the payment of principal of, or premium on, any debt security of that series when due;

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  default in the deposit of any sinking fund payment on that series for five days after it becomes due;

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  failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to us in accordance with the terms of the indenture;

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  failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $50,000,000, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of our receiving written notice of the failure in accordance with the indenture;

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  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other events of default specified in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

        In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

        If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

        Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives security or indemnity satisfactory to it from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

        Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

Satisfaction and Discharge

        We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either (i) become due and payable, or (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Interline Brands. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

        Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

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  to evidence the succession of another corporation or entity and the assumption of our covenants under such indenture and the debt securities;

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  to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

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  to add guarantees or guarantors with respect to all or any series of the debt securities;

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  to secure any of the debt securities;

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  to cure any ambiguity, defect or inconsistency; and

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  for other purposes as described in each indenture.

        Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

  •
  change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

  •
  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the optional redemption or scheduled maturity of any debt security, or change the manner in which the amount of any of the foregoing is determined;

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  reduce the amount of principal payable upon acceleration of maturity;

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  change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

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  reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

  •
  modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

        The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

        We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the requisite holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

        Except as provided in the applicable prospectus supplement, we may elect either:

  •
  to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we refer to this discharge as "defeasance"); or

  •
  to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

        We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion or Exchange Rights

        The terms and conditions, if any, on which debt securities being offered are convertible into or exchangeable for our common stock or other securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holder or us, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event that the debt securities are redeemed.

Regarding the Trustee

        The Bank of New York Trust Company, N.A. will serve as trustee under the senior debt indenture and the subordinated debt indenture. The Bank of New York Trust Company, N.A. serves as trustee under the indenture for the 11.5% notes of Interline New Jersey.

        Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS OF INTERLINE BRANDS

        Interline Brands may issue warrants for the purchase of debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock, common stock or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Interline Brands and a bank or trust company, as warrant agent. The warrant agent will act solely as Interline Brands' agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

        The prospectus supplement relating to a particular issue of warrants will describe the specific terms of such warrants, including the following:

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  the title of such warrants;

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  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the securities purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

  •
  the amount of securities purchasable upon exercise of a warrant and the price at which such amount of securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution or adjustment provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS OF INTERLINE BRANDS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock, shares of our preferred stock or depositary shares, warrants or government securities at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured, secured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

        The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

  •
  The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula by which such amount shall be determined.

  •
  The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

  •
  The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

  •
  The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

  •
  Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

  •
  The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, preferred securities, common stock, depositary shares, warrants or government securities.

  •
  The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

  •
  The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

        The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

DESCRIPTION OF UNITS OF INTERLINE BRANDS

        As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

  •
  whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES OF INTERLINE NEW JERSEY

        Interline New Jersey may issue senior or subordinated debt securities. The senior debt securities will constitute part of its senior debt, will be issued under a senior debt indenture and will rank on a parity with all of its other unsecured and unsubordinated debt. The subordinated debt securities will be issued under its subordinated debt indenture and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Interline New Jersey's senior indebtedness. Interline New Jersey refers to its senior debt indenture and its subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement Interline New Jersey filed with the SEC, of which this prospectus is a part. A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will, if not already included in the forms of indenture, be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        Interline New Jersey has summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

        The debt securities that may be offered under the indentures are not limited in aggregate principal amount. Interline New Jersey may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Interline New Jersey's board of directors or in a supplement to the indenture relating to that series.

        The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Interline New Jersey may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

  •
  the title of the series of debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

  •
  the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which principal and premium, if any, on the debt securities will be payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  •
  any covenant to which Interline New Jersey may be subject with respect to the debt securities;

  •
  the place or places where the debt securities may be exchanged or transferred;

  •
  the terms and conditions upon which Interline New Jersey may redeem the debt securities, in whole or in part, at our option;

  •
  the terms and conditions upon which Interline New Jersey may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

  •
  if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

  •
  if Interline New Jersey or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

  •
  if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

  •
  the applicability of the provisions described in "—Defeasance and Covenant Defeasance" below;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

  •
  the events of default;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  whether the debt securities shall have the benefits of any guarantee and, if so, the identity of the guarantor or guarantors and the terms and provisions applicable to any such guarantee;

  •
  any provisions relating to the satisfaction and discharge of the debt securities;

  •
  if Interline New Jersey will issue the debt securities in whole or in part in the form of global securities; and

  •
  any other terms of the debt securities.

        The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Original issue discount securities will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Interline New Jersey will describe any U.S. federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office or agency maintained by Interline New Jersey for such purpose in New York and at any other office or agency maintained for that purpose. Interline New Jersey will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Interline New Jersey may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

        All money paid by Interline New Jersey to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Interline New Jersey, and thereafter the holder of the debt security may look only to Interline New Jersey for payment of those amounts.

        In the event of any redemption, Interline New Jersey will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

        The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that Interline New Jersey will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

        Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (all of which are subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Interline New Jersey will wire payments of principal, premium, if any, and interest to DTC's nominee. Interline New Jersey and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, Interline New Jersey, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or Interline New Jersey.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. Interline New Jersey will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

  •
  DTC notifies Interline New Jersey that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Interline New Jersey within 90 days; or

  •
  Interline New Jersey determines not to require all of the debt securities of a series to be represented by a global security.

        If Interline New Jersey issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

        The information in this section concerning DTC and DTC's book entry system has been obtained from DTC.

Indentures

        Debt securities that will be senior debt will be issued under a senior indenture between us and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "Interline New Jersey senior debt indenture". Debt securities that will be subordinated debt will be issued under a subordinated indenture between Interline New Jersey and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "Interline New Jersey subordinated debt indenture".

Subordination of Subordinated Debt Securities

        Any subordinated debt securities issued under the Interline New Jersey subordinated debt indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Interline New Jersey whether existing at the date of the Interline New Jersey subordinated debt indenture or subsequently incurred. Upon any payment or distribution of assets of Interline New Jersey to creditors upon any:

  •
  liquidation;

  •
  dissolution;

  •
  winding-up;

  •
  receivership;

  •
  reorganization;

  •
  assignment for the benefit of creditors;

  •
  marshaling of assets;

  •
  bankruptcy;

  •
  insolvency; or

  •
  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Interline New Jersey;

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

  •
  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

  •
  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

        "Debt" means, with respect to any person:

  •
  every obligation of such person for money borrowed;

  •
  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  •
  every obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities (or reimbursement obligations thereto) issued for the account of such person;

  •
  every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business in connection with the acquisition of goods or services;

  •
  every capital lease obligation of such person;

  •
  every obligation of others secured by a lien on any asset by such person;

  •
  every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

  •
  every obligation for claims in respect of derivative products.

        "Senior Debt" means the principal of, and premium, if any, and interest on Debt of Interline New Jersey, whether created, incurred or assumed on, before or after the date of the subordinated debt indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities described herein.

        The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by Interline New Jersey.

        The subordinated debt securities may have additional or different subordination provisions as are set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        Interline New Jersey may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of its properties and assets to any person or group of affiliated persons unless:

  •
  Interline New Jersey is the continuing corporation or the person, if other than Interline New Jersey, formed by such consolidation or with which or into which Interline New Jersey is merged or the person to which all or substantially all its properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Interline New Jersey's obligations under the debt securities and the relevant indenture; and

  •
  immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

        If Interline New Jersey consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Interline New Jersey, and may exercise its rights and powers under the indentures, and thereafter, except in the case of a lease, Interline New Jersey will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

  •
  default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

  •
  default in the payment of principal of, or premium on, any debt security of that series when due;

  •
  default in the deposit of any sinking fund payment on that series for five days after it becomes due;

  •
  failure to comply with any of Interline New Jersey's other agreements contained in the indenture for a period of 60 days after written notice to Interline New Jersey in accordance with the terms of the indenture;

  •
  failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Interline New Jersey in excess of $50,000,000, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Interline New Jersey's receiving written notice of the failure in accordance with the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other events of default specified in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Interline New Jersey, necessarily constitutes an event of default with respect to any other series of debt securities.

        In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

        If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require Interline New Jersey to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind the obligation of Interline New Jersey to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

        Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives security or indemnity satisfactory to it from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

        Each indenture requires Interline New Jersey to furnish to the trustee annually a certificate as to its compliance with such indenture.

Satisfaction and Discharge

        Interline New Jersey can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, Interline New Jersey may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either (i) become due and payable, or (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Interline New Jersey. Interline New Jersey may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

        Each indenture permits Interline New Jersey and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

  •
  to evidence the succession of another corporation or entity and the assumption of Interline New Jersey's covenants under such indenture and the debt securities;

  •
  to add to the covenants of Interline New Jersey under such indenture or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

  •
  to add guarantees or guarantors with respect to all or any series of the debt securities;

  •
  to secure any of the debt securities;

  •
  to cure any ambiguity, defect or inconsistency; and

  •
  for other purposes as described in each indenture.

        Each indenture also permits Interline New Jersey and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

  •
  change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

  •
  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the optional redemption or scheduled maturity of any debt security, or change the manner in which the amount of any of the foregoing is determined;

  •
  reduce the amount of principal payable upon acceleration of maturity;

  •
  change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

  •
  reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

  •
  modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

        The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Interline New Jersey's compliance with some restrictive provisions of the indentures.

        Interline New Jersey may not amend the Interline New Jersey subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the requisite holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

        Except as provided in the applicable prospectus supplement, Interline New Jersey may elect either:

  •
  to be discharged from all the obligations of Interline New Jersey in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we refer to this discharge as "defeasance"); or

  •
  to be released from the obligations of Interline New Jersey to comply with some restrictive covenants applicable to the debt securities of any series (we refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Interline New Jersey may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

        Interline New Jersey may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Interline New Jersey exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If Interline New Jersey exercises the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Regarding the Trustee

        The Bank of New York Trust Company, N.A. will serve as trustee under the Interline New Jersey senior debt indenture and the Interline New Jersey subordinated debt indenture. The Bank of New York Trust Company, N.A. serves as trustee under the indenture for the 11.5% notes of Interline New Jersey.

        Each indenture contains limitations on the rights of the trustee, should the trustee become the creditor of Interline New Jersey, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with Interline New Jersey and its affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF GUARANTEES

        Interline Brands will fully and unconditionally guarantee the obligations of Interline New Jersey relating to its debt securities issued under this prospectus.

        Interline New Jersey may from time to time guarantee the obligations of Interline Brands relating to any non-convertible debt securities issued under this prospectus.

        Certain of the direct and indirect wholly-owned subsidiaries of Interline Brands may guarantee the obligations of Interline Brands and/or Interline New Jersey relating to any non-convertible debt securities of either of them issued under this prospectus.

        The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

        Sales of shares of common stock and other securities offered under this prospectus also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

        The selling stockholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the validity of the securities offered in this prospectus will be passed upon for Interline Brands and Interline New Jersey by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Paul, Weiss, Rifkind, Wharton & Garrison LLP has represented Parthenon Capital and certain of its affiliates, which in the aggregate beneficially own more than five percent of Interline Brands' outstanding common stock, from time to time, and certain members of such firm own an indirect interest in J&R Founders Fund, an affiliate of Parthenon Capital and a stockholder of Interline Brands. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Annual Report on Form 10-K of Interline Brands have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INTERLINE BRANDS, INC.
a Delaware corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants,
Guarantees, Purchase Contracts and Units

INTERLINE BRANDS, INC.
a New Jersey corporation
and a wholly-owned subsidiary of Interline Brands

Debt Securities and Guarantees

Prospectus

May 24, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting fees and commissions (which will be described in the applicable prospectus supplement). All the amounts shown are estimates. All of these expenses are being borne by Interline Brands and Interline New Jersey.

SEC Registration Fee	$	*
Accounting Fees and Expenses**		10,000
Legal Fees and Expenses**		125,000
Printing and Engraving Expenses**		20,000
Trustee Fees and Expense**		5,000
Miscellaneous Fees and Expenses**		15,000

Total***		$175,000

*
Deferred in accordance with Rule 456(b) and Rule 457(r).

**
Estimated. Actual amounts to be determined from time to time.

***
Based on estimated amounts and excludes SEC registration fees, which are deferred in accordance with Rule 456(b) and Rule 457(r).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Interline Brands

        Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.

        Interline Brands' certificate of incorporation and by-laws provide that it will indemnify each director and officer against all claims and expenses resulting from the fact that such person was an director, officer, agent or employee of Interline Brands. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant's reasonable belief, was in or not opposed to the best interests of the registrant or (ii) in the case of a criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. This determination will be made by Interline Brands' disinterested directors, Interline Brands' stockholders or independent counsel pursuant to the terms of Interline Brands' amended by-laws.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such. Interline Brands have obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

        The form of underwriting agreement to be filed as an exhibit to this Registration Statement will provide that the underwriters are obligated, under certain circumstances, to indemnify Interline Brands' and Interline New Jersey's directors, officers and controlling persons, as applicable, against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto.

        Pursuant to an amended and restated shareholders' agreement, Interline Brands and certain stockholders have agreed to indemnify each other, subject to certain limitations, against, or to make contribution towards, certain liabilities and expenses arising out of or based upon the information contained in certain registration statements (or any amendments or supplements thereto), including all documents incorporated therein by reference, the related prospectuses (or any amendments or supplements thereto), including liabilities under the Securities Act.

Interline New Jersey

        The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

        The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

        Interline New Jersey's amended and restated certificate of incorporation, Fifth Part, Section 3, and Interline New Jersey's amended and restated by-laws, Section 11, provide that to the fullest extent permitted by applicable law, Interline New Jersey shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Interline New Jersey to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Interline New Jersey, or, at the request of Interline New Jersey, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges).

        Interline New Jersey's charter and by-laws also provide that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Interline New Jersey, or is or was serving at the request of Interline New Jersey as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Interline New Jersey would have the power to indemnify such person against such liability under the provisions of its charter, the by-laws or under the laws of the State of New Jersey or any other provision of law.

        The form of underwriting agreement to be filed as exhibit to this Registration Statement will provide that the underwriters are obligated, under certain circumstances, to indemnify Interline Brands' and Interline New Jersey's directors, officers and controlling persons, as applicable, against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto.

Wilmar Holdings, Inc. and Wilmar Financial, Inc.

        Wilmar Holdings, Inc. ("Wilmar Holdings") and Wilmar Financial, Inc. ("Wilmar Financial") are both subject to the same provisions of the Delaware General Corporation Law as described above. In addition, the certificate of incorporation of each of Wilmar Holdings and Wilmar Financial provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

Glenwood Acquisition LLC

        Section 18-108 of the Delaware Limited Liability Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
1.1**	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger dated December 21, 2004 (incorporated by reference to Exhibit 2.1 to Interline Brands' Annual Report on Form 10-K for the fiscal year ended December 30, 2005).
3.1*	Amended and Restated Certificate of Incorporation of Interline Brands.
3.2
Second Amended and Restated Certificate of Incorporation of Interline New Jersey (incorporate by reference to Exhibit 3.1 to Interline New Jersey's Annual Report on Form 10-K for the year ended December 30, 2005)
3.3	Certificate of Incorporation of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).

3.4	Certificate of Incorporation of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.5 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.5	Certificate of Formation of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.7 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.6	Amended and Restated By-Laws of Interline Brands (incorporated by reference to Exhibit 3.2 to Interline Brands' Annual Report on Form 10-K for the fiscal year ended December 30, 2005).
3.7	Amended and Restated By-Laws of Interline New Jersey (incorporated by reference to Exhibit 3.2 to Interline New Jersey's Annual Report on Form 10-K for the fiscal year ended December 30, 2005).
3.8	By-Laws of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.4 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.9	By-Laws of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.6 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.10	Limited Liability Company Agreement of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.8 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
4.1
Form of Specimen Certificate of Common Stock of Interline Brands (incorporated by reference to Exhibit 4.2 to Interline Brands' Amendment No. 5 to Form S-1 Registration Statement filed on December 14, 2004 (file no. 333-116482)).
4.2**	Form of Preferred Stock.
4.3*	Form of Senior Indenture of Interline Brands.
4.4*	Form of Subordinated Indenture of Interline Brands.
4.5*	Form of Senior Indenture of Interline New Jersey.
4.6*	Form of Subordinated Indenture of Interline New Jersey.
4.7**	Form of Depositary Agreement.
4.8**	Form of Warrant Agreement.
4.9**	Form of Purchase Contract Agreement (including form of related security certificate).
4.10**	Form of Unit Agreement (including form of unit certificate)
4.11**	Form of Pledge Agreement for Purchase Contract and Units.
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the securities being registered.
12.1*	Statements regarding computation of ratios.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Senior Indenture of Interline Brands.
25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Subordinated Indenture of Interline Brands.
25.3*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Senior Indenture of Interline New Jersey.
25.4*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Subordinated Indenture of Interline New Jersey.

*
Furnished herewith.

**
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other periodic report and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

        (a)   The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (i), (ii) and (iii) of this Section do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of each of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or securities provided by or on behalf of an undersigned Registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (b)   The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 23, 2006.

INTERLINE BRANDS, INC. a Delaware corporation
By:	/s/ MICHAEL J. GREBE
	Name:	Michael J. Grebe
	Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael J. Grebe, William E. Sanford or Thomas J. Tossavainen or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 23, 2006 by the following persons in the capacities indicated

Signatures	Title

/s/ ERNEST K. JACQUET Ernest K. Jacquet	Chairman of the Board and Director
/s/ MICHAEL J. GREBE Michael J. Grebe	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)
/s/ GIDEON ARGOV Gideon Argov	Director

/s/ MICHAEL E. DEDOMENICO Michael E. DeDomenico	Director
/s/ JOHN J. GAVIN John J. Gavin	Director
/s/ BARRY J. GOLDSTEIN Barry J. Goldstein	Director
/s/ CHARLES W. SANTORO Charles W. Santoro	Director
/s/ DREW T. SAWYER Drew T. Sawyer	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 23, 2006.

INTERLINE BRANDS, INC. a New Jersey corporation
By:	/s/ MICHAEL J. GREBE
	Name:	Michael J. Grebe
	Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael J. Grebe, William E. Sanford or Thomas J. Tossavainen or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 23, 2006 by the following persons in the capacities indicated

Signatures	Title

/s/ ERNEST K. JACQUET Ernest K. Jacquet	Chairman of the Board and Director
/s/ MICHAEL J. GREBE Michael J. Grebe	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)
/s/ GIDEON ARGOV Gideon Argov	Director

/s/ MICHAEL E. DEDOMENICO Michael E. DeDomenico	Director
/s/ JOHN J. GAVIN John J. Gavin	Director
/s/ BARRY J. GOLDSTEIN Barry J. Goldstein	Director
/s/ CHARLES W. SANTORO Charles W. Santoro	Director
/s/ DREW T. SAWYER Drew T. Sawyer	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 23, 2006.

WILMAR HOLDINGS, INC.
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	Treasurer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael J. Grebe, William E. Sanford or Thomas J. Tossavainen or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 23, 2006 by the following persons in the capacities indicated

Signatures	Title

/s/ WILLIAM E. SANFORD William E. Sanford	President and Director (Principal Executive Officer)
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)
/s/ MARK BOERSMA Mark Boersma	Director
/s/ DARRYL SMITH Darryl Smith	Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 23, 2006.

WILMAR FINANCIAL, INC.
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	Treasurer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael J. Grebe, William E. Sanford or Thomas J. Tossavainen or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 23, 2006 by the following persons in the capacities indicated

Signatures	Title

/s/ WILLIAM E. SANFORD William E. Sanford	President and Director (Principal Executive Officer)
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)
/s/ MARK BOERSMA Mark Boersma	Director
/s/ DARRYL SMITH Darryl Smith	Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 23, 2006.

GLENWOOD ACQUISITION LLC
By:	/s/ THOMAS J. TOSSAVAINEN
	Name:	Thomas J. Tossavainen
	Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer) of Sole Member, Interline Brands, Inc.

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael J. Grebe, William E. Sanford or Thomas J. Tossavainen or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 23, 2006 by the following persons in the capacities indicated

Signatures	Title

/s/ ERNEST K. JACQUET Ernest K. Jacquet	Chairman of the Board and Director of Sole Member, Interline Brands, Inc.
/s/ MICHAEL J. GREBE Michael J. Grebe	President, Chief Executive Officer (Principal Executive Officer) and Director of Sole Member, Interline Brands, Inc.
/s/ THOMAS J. TOSSAVAINEN Thomas J. Tossavainen	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer) of Sole Member, Interline Brands, Inc.

/s/ GIDEON ARGOV Gideon Argov	Director of Sole Member, Interline Brands, Inc.
/s/ MICHAEL E. DEDOMENICO Michael E. DeDomenico	Director of Sole Member, Interline Brands, Inc.
/s/ JOHN J. GAVIN John J. Gavin	Director of Sole Member, Interline Brands, Inc.
/s/ BARRY J. GOLDSTEIN Barry J. Goldstein	Director of Sole Member, Interline Brands, Inc.
/s/ CHARLES W. SANTORO Charles W. Santoro	Director of Sole Member, Interline Brands, Inc.
/s/ DREW T. SAWYER Drew T. Sawyer	Director of Sole Member, Interline Brands, Inc.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1**	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger dated December 21, 2004 (incorporated by reference to Exhibit 2.1 to Interline Brands' Annual Report on Form 10-K for the fiscal year ended December 30, 2005).
3.1*	Amended and Restated Certificate of Incorporation of Interline Brands.
3.2
Second Amended and Restated Certificate of Incorporation of Interline New Jersey (incorporate by reference to Exhibit 3.1 to Interline New Jersey's Annual Report on Form 10-K for the year ended December 30, 2005)
3.3	Certificate of Incorporation of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.4	Certificate of Incorporation of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.5 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.5	Certificate of Formation of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.7 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.6	Amended and Restated By-Laws of Interline Brands (incorporated by reference to Exhibit 3.2 to Interline Brands' Annual Report on Form 10-K for the fiscal year ended December 30, 2005).
3.7	Amended and Restated By-Laws of Interline New Jersey (incorporated by reference to Exhibit 3.2 to Interline New Jersey's Annual Report on Form 10-K for the fiscal year ended December 30, 2005).
3.8	By-Laws of Wilmar Holdings, Inc. (incorporated by reference to Exhibit 3.4 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.9	By-Laws of Wilmar Financial, Inc. (incorporated by reference to Exhibit 3.6 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
3.10	Limited Liability Company Agreement of Glenwood Acquisition LLC (incorporated by reference to Exhibit 3.8 to Interline New Jersey's Form S-4 filed on July 3, 2003 (file no. 333-106801)).
4.1
Form of Specimen Certificate of Common Stock of Interline Brands (incorporated by reference to Exhibit 4.2 to Interline Brands' Amendment No. 5 to Form S-1 Registration Statement filed on December 14, 2004 (file no. 333-116482)).
4.2**	Form of Preferred Stock.
4.3*	Form of Senior Indenture of Interline Brands.
4.4*	Form of Subordinated Indenture of Interline Brands.
4.5*	Form of Senior Indenture of Interline New Jersey.
4.6*	Form of Subordinated Indenture of Interline New Jersey.
4.7**	Form of Depositary Agreement.
4.8**	Form of Warrant Agreement.

4.9**	Form of Purchase Contract Agreement (including form of related security certificate).
4.10**	Form of Unit Agreement (including form of unit certificate)
4.11**	Form of Pledge Agreement for Purchase Contract and Units.
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the securities being registered.
12.1*	Statements regarding computation of ratios.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Senior Indenture of Interline Brands.
25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Subordinated Indenture of Interline Brands.
25.3*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Senior Indenture of Interline New Jersey.
25.4*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, for Subordinated Indenture of Interline New Jersey.

*
Furnished herewith.

**
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other periodic report and incorporated herein by reference.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
THE COMPANIES
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
DESCRIPTION OF CAPITAL STOCK OF INTERLINE BRANDS
DESCRIPTION OF DEPOSITARY SHARES OF INTERLINE BRANDS
DESCRIPTION OF DEBT SECURITIES OF INTERLINE BRANDS
DESCRIPTION OF WARRANTS OF INTERLINE BRANDS
DESCRIPTION OF PURCHASE CONTRACTS OF INTERLINE BRANDS
DESCRIPTION OF UNITS OF INTERLINE BRANDS
DESCRIPTION OF DEBT SECURITIES OF INTERLINE NEW JERSEY
DESCRIPTION OF GUARANTEES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX